As filed with the Securities and Exchange Commission on June 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECLIPSE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-4812998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania	16803
(Address of Principal Executive Offices)	(Zip Code)

Eclipse Resources Corporation 2014 Long-Term Incentive Plan, as amended by the First Amendment

(Full title of the plan)

Christopher K. Hulburt

Executive Vice President, Secretary and General Counsel

Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

(Name and address of agent for service)

(814) 308-9754

(Telephone number, including area code, of agent for service)

Copies to:

Glen J. Hettinger

Bryn A. Sappington

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	9,000,000 shares	$2.215	$19,935,000	$2,310.47

(1)	Represents shares of common stock being registered for issuance under the Eclipse Resources Corporation 2014 Long-Term Incentive Plan, as amended by the First Amendment. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan, which provides for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar events.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices per share of Eclipse Resources Corporation’s common stock, as reported by the New York Stock Exchange on May 31, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Eclipse Resources Corporation (the “Company”) to register an additional 9,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued under the Eclipse Resources Corporation 2014 Long-Term Incentive Plan, as amended by the First Amendment (the “Plan”). These shares are in addition to the 16,000,000 shares of Common Stock that may be issued under the Plan pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-197207) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2014. Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated in this Registration Statement by reference:

1.	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 3, 2017;

2.	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the Commission on May 9, 2017;

3.	the Company’s Current Reports on Form 8-K, filed with the Commission on January 3, 2017, March 2, 2017 and May 18, 2017 (except, in each case, any information, including exhibits, furnished to the Commission pursuant Items 2.02 and 7.01); and

4.	the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-36511), filed with the Commission on June 19, 2014, including any amendment or report filed for the purpose of updating such description.

Any future filings the Company makes with the Commission under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, other than information, including exhibits, furnished to the Commission pursuant to Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this Registration Statement.

Item 8.	Exhibits.

The exhibits to the Registration Statement are listed in the Exhibit Index to this Registration Statement and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on June 2, 2017.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Eclipse Resources Corporation hereby constitutes and appoints Benjamin W. Hulburt and Christopher K. Hulburt, and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Benjamin W. Hulburt Benjamin W. Hulburt	Chairman, President and Chief Executive Officer, (Principal Executive Officer)	June 2, 2017

/s/ Matthew R. DeNezza Matthew R. DeNezza	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 2, 2017

/s/ Roy S. Steward Roy S. Steward	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 2, 2017

/s/ Christopher K. Hulburt Christopher K. Hulburt	Director, Executive Vice President, Secretary and General Counsel	June 2, 2017

/s/ D. Martin Phillips D. Martin Phillips	Director	June 2, 2017

/s/ Robert L. Zorich Robert L. Zorich	Director	June 2, 2017

/s/ Douglas E. Swanson, Jr. Douglas E. Swanson, Jr.	Director	June 2, 2017

/s/ Mark E. Burroughs, Jr. Mark E. Burroughs, Jr.	Director	June 2, 2017

/s/ Randall M. Albert Randall M. Albert	Director	June 2, 2017

/s/ Richard D. Paterson Richard D. Paterson	Director	June 2, 2017

/s/ Joseph C. Winkler, III Joseph C. Winkler, III	Director	June 2, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Eclipse Resources Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2014)

4.2	Amended and Restated Bylaws of Eclipse Resources Corporation (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2014)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1/A filed with the SEC on June 2, 2014)

4.4	Stockholders Agreement, dated June 25, 2014, by and among Eclipse Resources Corporation, Eclipse Resources Holdings, L.P., CKH Partners II, L.P., The Hulburt Family II Limited Partnership, Kirkwood Capital, L.P, EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., EnCap Energy Capital Fund IX, L.P. and Eclipse Management, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 30, 2014)

4.5	Amended and Restated Registration Rights Agreement, dated January 28, 2015, by and among Eclipse Resources Corporation, Eclipse Resources Holdings, L.P., CKH Partners II, L.P., The Hulburt Family II Limited Partnership, Kirkwood Capital, L.P, EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., EnCap Energy Capital Fund IX, L.P., Eclipse Management, L.P., Buckeye Investors L.P., GSO Capital Opportunities Fund II (Luxembourg) S.à.r.l., Fir Tree Value Master Fund, L.P., Luxor Capital Partners, LP and Luxor Capital Partners Offshore Master Fund, LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 29, 2015)

4.6	Eclipse Resources Corporation 2014 Long-Term Incentive Plan, as amended by the First Amendment (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the Commission on May 18, 2017)

5.1*	Opinion of Norton Rose Fulbright US LLP

23.1*	Consent of Norton Rose Fulbright US LLP (included as part of Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included on signature pages).

*	Filed herewith.